Exhibit 4.2

FIRST FINANCIAL BANCORP.,

Company,

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Trustee

FIRST
SUPPLEMENTAL
INDENTURE

Dated as of
August 25, 2015

TO

SUBORDINATED
NOTES
INDENTURE

Dated as of
August 25, 2015

5.125% SUBORDINATED NOTES DUE 2025

-i-

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of August 25, 2015 (this “Supplemental Indenture”), between First Financial Bancorp., an Ohio corporation having an address at 255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202 (hereinafter called the “Company,” which term shall include any successors and assigns pursuant to the terms of this Supplemental Indenture), and Wells Fargo Bank, National Association, a national banking association having a corporate trust office at 150 East 42nd Street, 40th Floor, New York, New York 10017 (hereinafter called the “Trustee”).

WHEREAS, the Company executed and delivered the Subordinated Notes Indenture (the “Indenture”), dated as of August 25, 2015, to the Trustee, to provide for the issuance from time to time of the Company’s notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its Securities under the Indenture to be known as its “5.125% Subordinated Notes due 2025” (the “Notes”), the form and substance of and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted on July 28, 2015, has duly authorized the issuance of the Notes and the amendments to the Indenture provided for in this Supplemental Indenture, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 201, Section 301, Section 303 and Article IX of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make each of the Notes, when executed by the Company and authenticated and delivered by the Trustee or an authentication agent, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of each other, the Holders of Senior Indebtedness and all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS

Section 1.1      Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)       all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to be designated Articles, Sections and other subdivisions of this instrument unless the context otherwise requires; the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(2)       each term defined in the Indenture has the same meaning when used in this Supplemental Indenture, except to the extent specifically defined herein, in which case the meaning ascribed to it in this Supplemental Indenture shall control.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1      Designation and Principal Amount.

There is hereby authorized and established a series of Securities under the Indenture, designated as the “5.125% Subordinated Notes due 2025.”

Section 2.2      Form and Denomination of Notes.

The definitive form of the Notes and the Trustee’s Certificate of Authentication to be endorsed thereon shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest and have such other terms as are stated in the form of definitive Notes or in the Indenture, as supplemented by this Supplemental Indenture. The Stated Maturity Date of the Notes shall be August 25, 2025. The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes shall not be issued as Original Issue Discount Securities.

Section 2.3      Initial Limit on Amount of Series.

The Notes shall initially be limited to U.S. $120,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the delivery of a Company Order. Following the initial issuance of the Notes, the aggregate principal amount of Notes may be increased as provided in Section 2.5 hereof.

2

Section 2.4      Rank; Subordination.

The Notes are unsecured and shall rank subordinate and junior, to the extent and in the manner set forth in the Indenture, in right of payment and upon liquidation of all the Company’s obligations to the holders of Senior Indebtedness of the Company. The Notes shall rank equally among themselves and with all of the Company’s other subordinated unsecured indebtedness that, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such obligations are not superior in right of payment to the Notes or to other indebtedness that is pari passu with, or is not subordinate to, the Notes. It is intended that the Notes be and are Tier 2 capital or the equivalent, for all regulatory purposes.

Section 2.5      Further Issues Without Holders’ Consent.

The Company may, without notice to or the consent of the Holders of the Notes, but in compliance with the terms of the Indenture and this Supplemental Indenture, issue additional Notes having the same ranking, interest rate, maturity date and other terms as the Notes (other than the date of issuance, the issue price, the initial interest accrual date and the first Interest Payment Date). Any such additional Notes will rank equally and ratably with the Notes. Any such additional Notes, together with the Notes initially issued hereunder, will constitute a single series of Securities for all purposes under the Indenture. Notwithstanding anything to the contrary in the foregoing, no additional Notes may be issued unless they will be fungible with the Notes offered hereby for United States federal income tax and securities law purposes, and unless the additional Notes have the same CUSIP number as these Notes. No additional Notes may be issued if any Event of Default has occurred and is continuing with respect to the Notes.

Section 2.6      Form and Payment.

Principal of, Additional Amounts, if any, and interest on the Notes shall be payable in U.S. Dollars.

Section 2.7      No Redemption or Call; No Sinking Fund.

The Notes shall not be redeemable or callable by the Company at any time prior to the Stated Maturity Date (as defined in the Form of Note attached hereto as Exhibit A). No sinking fund will be provided with respect to the Notes. In no event shall any Holder of the Notes have the right to require the Company to call, redeem or repurchase the Notes, in whole or in part, and Section 1301 of the Indenture shall not be applicable to the Notes. Nothing in this Section 2.7 shall limit the ability of Holders of Notes to enforce their rights to the payment of principal, Additional Amounts, if any, and interest on the Notes at maturity as provided in the Notes and in the Indenture, including Section 507 of the Indenture. Sections 401(b)(ii)-(iv) of the Indenture shall not be applicable to the Notes.

Section 2.8      Events of Default.

Only the Events of Default described in clauses (5) and (6) of Section 501 of the Indenture shall permit acceleration of the maturity of the Notes, as provided in Section 502 of the Indenture.

3

Section 2.9      Global Securities.

The Notes shall be issued as Registered Securities and in the form of one or more permanent Global Securities, without coupons, registered in the name of the Depository or its nominee. Except as otherwise provided in Section 305 of the Indenture, the Global Securities described above may be transferred by the Depository, in whole but not in part, only to a nominee of the Depository, or by a nominee of the Depository to the Depository, or to a successor Depository or to a nominee of such successor Depository.

Owners of beneficial interests in such Global Securities will not be considered the Holders thereof for any purpose under the Indenture. The rights of owners of beneficial interests in such Global Securities shall be exercised only through the Depository.

ARTICLE III

ORIGINAL ISSUE OF NOTES

Section 3.1      Original Issue of Notes.

The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Notes as in such Company Order provided.

ARTICLE IV

MISCELLANEOUS

Section 4.1      Ratification of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to the Notes and shall govern in the event of any difference with the Indenture.

Section 4.2      Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 4.3      Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

4

Section 4.4      Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether expressed or not.

Section 4.5      Separability Clause.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.6      Benefits of Indenture.

Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the Holders of the Securities, the parties hereto and their successors hereunder, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 4.7      Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.8      Waiver of Jury Trial.

EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE SECURITIES, THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4.9      Counterparts.

This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5

Section 4.10      Trustee.

The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement of the Company in this Supplemental Indenture. The Trustee makes no representations with respect to the effectiveness or adequacy of this Supplemental Indenture.

[signature page follows]

6

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

FIRST FINANCIAL BANCORP.

By:	/s/ John M. Gavigan
Name:	John M. Gavigan
Title:	Chief Financial OFficer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

[Signature page to First Supplemental Indenture]

Exhibit A

FORM OF NOTE

FIRST FINANCIAL BANCORP.

5.125% SUBORDINATED NOTE DUE AUGUST 25, 2025

No. - 1 -	$120,000,000

CUSIP No. 320209AA7
ISIN No. US320209AA74

5.125% SUBORDINATED NOTE DUE AUGUST 25, 2025

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., THE NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”). EXCEPT AS OTHERWISE PROVIDED IN SECTION 305 OF THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO FIRST FINANCIAL BANCORP. (the “COMPANY”) OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IT IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (“FDIC”) OR ANY OTHER GOVERNMENT AGENCY.

THIS SECURITY IS SUBORDINATED, AS TO PRINCIPAL, INTEREST AND PREMIUM, AND ADDITIONAL AMOUNTS, IF ANY, TO ALL “SENIOR INDEBTEDNESS” OF THE COMPANY, INCLUDING ALL OBLIGATIONS TO THE COMPANY’S DEPOSITORS AND GENERAL CREDITORS (OTHER THAN OBLIGATIONS TO TRADE CREDITORS INCURRED IN THE ORDINARY COURSE OF THE COMPANY’S BUSINESS). THIS SECURITY IS NOT SECURED BY ANY ASSETS OF THE COMPANY OR BY THE ASSETS OF ANY OF ITS SUBSIDIARIES OR AFFILIATES, IS NOT GUARANTEED BY ANY OF COMPANY’S SUBSIDIARIES OR AFFILIATES, AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN OR EXTENSION OF CREDIT FROM THE COMPANY OR ANY OF ITS SUBSIDIARIES.

THIS SECURITY IS ISSUABLE IN DENOMINATIONS OF $1,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. AS PROVIDED IN THE INDENTURE AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, SECURITIES OF THIS SERIES ARE EXCHANGEABLE FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF SECURITIES OF SUCH SERIES OF A DIFFERENT AUTHORIZED DENOMINATION, AS REQUESTED BY THE HOLDER SURRENDERING THE SAME.

First Financial Bancorp., an Ohio corporation, and any successor thereto, as provided below (the “Company”), for value received, hereby promises to pay or deliver, as the case may be, to CEDE & CO., or registered assigns, the principal sum of One Hundred and Twenty Million ($120,000,000) United States dollars on August 25, 2025 (the “Stated Maturity Date”). The Company further promises to pay interest on the outstanding principal amount of subordinated notes of this series (“Security”) from and including August 25, 2015 (the “Issue Date”) or from and including the most recent Interest Payment Date to which interest on this Security or any predecessor Security has been paid or duly provided for, but excluding, the succeeding Interest Payment Date, semi-annually in arrears on February 25 and August 25 in each year beginning February 25, 2016 (each such date, an “Interest Payment Date”), including the Stated Maturity Date, at the fixed rate per annum equal to 5.125%, until the principal hereof is paid or made available for payment. Interest will be computed on the basis of a 360 day year consisting of twelve 30 day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or any predecessor Security) is registered (the “Holder”) at 5:00 P.M., New York City time, on the preceding February 10 and August 10 of each year (each a “Regular Record Date”); provided, however, that interest payable at the Maturity Date of this Security will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or any predecessor Security) is registered at the close of business Eastern Time on a special record date for the payment of such defaulted interest (the “Special Record Date”) to be fixed by the Company, notice of which shall be given to the Holder not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner.

If an Interest Payment Date is not a Business Day (as defined below), the Company will pay interest on the next succeeding Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay. If the Maturity Date falls on a day that is not a Business Day, the payment of principal will be made on the next succeeding Business Day, and no interest shall accrue for the period from and after such Maturity Date. “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in the City of New York, New York, Cincinnati, Ohio or the Place of Payment (as defined below) are generally authorized or obligated by law, regulation or executive order to close.

This Security is not redeemable or callable by the Company at any time prior to the Stated Maturity Date (as specified above). No sinking fund will be provided with respect to this Security. In no event shall any Holder of this Security have the right to require the Company to call, redeem or repurchase this Security, in whole or in part prior to maturity. Nothing in this paragraph, however, shall limit the ability of Holders of this Security to enforce their rights to the payment of principal and Additional Amounts, if any, and interest on the Securities at maturity as provided herein.

Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company maintained for that purpose (“Place of Payment”), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to Holders of Registered Securities entitled thereto as such Holders shall appear in the Securities Register.

2

Under certain conditions, the Company may, without notice to or the consent of the Holder of this Security, create and issue additional notes ranking equally with this Security and otherwise same in all respects (except for the issue date, issue price, initial interest accrual date and first Interest Payment Date), provided that any such additional notes are fungible with the Securities for U.S. Federal income tax purposes and have the same CUSIP number as this Security. Such further notes shall be consolidated and form a single series with this Security.

The Securities shall be issued as registered securities in the form of one or more permanent Global Securities, without coupons, registered in the name of the Depository or its nominee. The Global Securities described above may be transferred by the Depository, in whole but not in part, only to a nominee of the Depository, or by a nominee of the Depository to the Depository, or to a successor Depository or to a nominee of such successor Depository.

Owners of beneficial interests in such Global Securities will not be considered the Holders thereof for any purpose hereunder. The rights of owners of beneficial interests in such Global Securities shall be exercised only through the Depository.

Any “depository institution,” as defined in Section 3(c)(1) of the Federal Deposit Insurance Act, which holds a Security (or beneficial interest therein) shall be deemed to have agreed by acquiring such Security (or beneficial interest) to waive any rights to offset all or any portion of the indebtedness represented by such Security (or interest) against any indebtedness or other obligations of such institution to the Company.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(Remainder of page intentionally left blank)

3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature.

FIRST FINANCIAL BANCORP.

By:
Name:
Title:

Dated: August 25, 2015

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

Dated: August 25, 2015

4

REVERSE OF SECURITY

This Security is one of a duly authorized issue of 5.125% Subordinated Notes due 2025 of the Company (the “Securities”), issued and to be issued in one or more series under a Subordinated Notes Indenture, dated as of August 25, 2015, as supplemented by that First Supplemental Indenture, dated as of August 25, 2015 (together, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and to which Indenture reference is hereby made for a statement of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.

Subordination

This Security is intended to qualify as Tier 2 capital for all bank regulatory purposes. Accordingly, the Company’s indebtedness evidenced by this Security, including its obligations to pay principal and interest, is unsecured and subordinate and junior in right of payment to the Company’s Senior Indebtedness. In the event of any insolvency, bankruptcy, receivership, conservatorship, reorganization, liquidation or similar proceedings of the Company, all Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of, or premium and Additional Amounts, if any, or interest on, this Security.

The Securities of this series shall initially be limited to U.S.$120,000,000 in aggregate principal amount. Following the initial issuance of the Securities of this series, the aggregate principal amount of the Securities of this series may be increased as provided in the Indenture.

All terms used in this Security that are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

No sinking fund will be provided with respect to these Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium and Additional Amounts (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Event of Default; Waiver

If certain Events of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Any Event of Default with respect to this Security may be waived by the Holder hereof, as and if provided in the Indenture.

R-1

The Company waives demand, presentment for prepayment, notice of nonpayment, notice of protest and all other notices to the extent it may lawfully do so.

No Optional Repayment and Redemption

The Securities of this series are not subject to redemption or call prior to the Stated Maturity Date at the option of the Holders or the Company at any time.

Miscellaneous

Beneficial interests represented by this Security are exchangeable for definitive Securities in registered form, of like tenor and of an equal aggregate principal amount, only if (x) the DTC, as depository (the “Depository”), notifies the Company in writing that it is unwilling or unable to act as a depository or the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depository is not appointed by the Company within 90 days, (y) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Securities in definitive form or (z) any event shall have occurred and be continuing that, after notice or lapse of time or both, would constitute an Event of Default with respect to the Securities. In such circumstances, upon surrender by the Depository or a successor depository of the Global Securities, Securities in definitive form will be issued to each Person that the Depository or a successor depository identifies as the beneficial owner of the related Securities.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon presentment of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer substantially in the form attached hereto duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but, subject to certain exceptions set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Nothing in this Security, express or implied, shall give to any person, other than the Holders of the Securities, the parties hereto and their permitted successors hereunder, any benefit of any legal or equitable right, remedy or claim hereunder.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

R-2

All notices under this Security shall be in writing and in the case of the Company, addressed to the Company at 255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202, Attention: Chief Financial Officer, or, in the case of the Trustee at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Municipal and Escrow Services, or to such other address of the Trustee as the Trustee may notify the holders of the Securities. All notices to the Holder of this Security will be given to the Holder at its address as it appears in the Security Register.

All covenants and agreements by the Company in this Security and the Indenture shall bind the Company’s successors and assigns, including successors by operation of law resulting from a merger or consolidation of the Company, or successors resulting from the transfer of the Company’s assets and liabilities substantially or entirely, to another entity (“Successors”). Any Successor shall expressly assume in writing all the Company’s obligations hereunder prior to becoming a Successor, and upon becoming a Successor, shall perform all the Company’s obligations hereunder and make all payments due hereunder.

In case any provision in this Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY, THE INDENTURE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

This Security shall be governed by and construed in accordance with the laws of the State of New York and, where applicable, the federal laws of the United States of America.

R-3

[FORM OF TRANSFER NOTICE]

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert Assignee’s legal name)

(Insert assignee’s soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                              to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your signature:
(Sign exactly as your name appears on| the face of this Security)

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE A - INCREASES IN GLOBAL NOTE
The following increases in this Global Note have been made:

Date	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such increase	Signature of authorized officer of Trustee or Notes Custodian